Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	abovis@hcg.com

INVESTOR CONTACT
John D. Kelly
investor@hcg.com
Huron Announces First Quarter 2024 Financial Results and Updates 2024 Guidance
FIRST QUARTER 2024 FINANCIAL HIGHLIGHTS
•Total revenues increased $38.1 million, or 12.0%, to $356.0 million in Q1 2024 from $317.9 million in Q1 2023.
•Net income increased $4.6 million, or 34.2%, to $18.0 million in Q1 2024, compared to $13.4 million in Q1 2023.
•Adjusted EBITDA(8), a non-GAAP measure, increased $4.3 million, or 14.6%, to $33.8 million in Q1 2024 from $29.5 million in Q1 2023.
•Diluted earnings per share increased $0.27, or 39.7%, to $0.95 in Q1 2024, compared to $0.68 in Q1 2023.
•Adjusted diluted earnings per share(8), a non-GAAP measure, increased $0.36, or 41.4%, to $1.23 in Q1 2024 from $0.87 in Q1 2023.
•Huron returned $62.3 million to shareholders by repurchasing 0.6 million shares of the company's common stock in Q1 2024, representing 3.4% of the company's common stock outstanding as of December 31, 2023.
•Huron affirms its previous revenue and adjusted EBITDA as a percentage of revenues(8) expectations for full year 2024, and increases its adjusted diluted earnings per share(8) expectation to a range of $5.60 to $6.10.
OTHER HIGHLIGHTS
•On March 1, 2024, Huron closed its acquisition of GG+A, strengthening its ability to advise on the building and acceleration of philanthropic programs to support clients' missions.
•Huron posted its 2024 Investor Presentation, which provides insight into the company and its commitments to achieving its strategic and financial objectives.
CHICAGO - Apr 30, 2024 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results for the quarter ended March 31, 2024.
“Our first quarter results reflect our ongoing focus on achieving accelerated revenue growth and consistent margin expansion. Revenues grew 12% over the first quarter of 2023 driven by strong growth in our Healthcare segment as well as continued growth in our Education segment, which furthers the segment's multi-year growth trajectory,” said Mark Hussey, chief executive officer and president of Huron.
“Our unique and talented team has established Huron as one of the leading trusted advisors to our clients by delivering with the highest quality and driving innovation to meet our clients' evolving needs. Our culture of collaboration and deep dedication to our clients coupled with our aligned operating model and strong competitive advantage position us well to meet the ongoing demand for our offerings and to achieve our financial goals,” added Hussey.

FIRST QUARTER 2024 RESULTS
Revenues increased $38.1 million, or 12.0%, to $356.0 million for the first quarter of 2024, compared to $317.9 million for the first quarter of 2023. The increase in revenues was driven by continued strength in demand for Healthcare's Consulting and Managed Services and Digital capabilities, as well as an increase in demand for Education's Digital capability. These increases in revenue reflect the company's focus on accelerating growth in the healthcare and education industries.
Net income increased $4.6 million, or 34.2%, to $18.0 million for the first quarter of 2024, compared to $13.4 million for the same quarter last year. Diluted earnings per share increased $0.27, or 39.7%, to $0.95 for the first quarter of 2024, compared to $0.68 for the first quarter of 2023.
First quarter 2024 earnings before interest, taxes, depreciation and amortization ("EBITDA")(8) increased $2.2 million, or 8.2%, to $28.9 million, compared to $26.7 million in the same prior year period.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended March 31,
	2024	2023
Amortization of intangible assets	$1,690	$2,231
Restructuring charges	$2,337	$2,284
Other losses	$1,568	$435
Transaction-related expenses	$1,497	$—
Tax effect of adjustments	$(1,844)	$(1,312)
Foreign currency transaction losses (gains), net	$(465)	$80
Adjusted EBITDA(8) increased $4.3 million, or 14.6%, to $33.8 million, or 9.5% of revenues, in the first quarter of 2024, compared to $29.5 million, or 9.3% of revenues, in the same quarter last year. Adjusted net income(8) increased $6.2 million, or 36.3%, to $23.3 million, or $1.23 per diluted share, for the first quarter of 2024, compared to $17.1 million, or $0.87 per diluted share, for the same quarter in 2023.
The number of revenue-generating professionals(1) increased 15.8% to 5,803 as of March 31, 2024 from 5,013 as of March 31, 2023. The utilization rate(5) of the company's Consulting capability was 70.2% during the first quarter 2024, compared to 76.3% during the same period last year. The utilization rate(7) for the company's Digital capability increased to 74.3% during the first quarter 2024, compared to 71.0% during the same period last year.
Additionally, Huron returned $62.3 million to shareholders in the first three months of 2024 by repurchasing 624,698 shares of the company's common stock, representing 3.4% of the company's common stock outstanding as of December 31, 2023.

OPERATING INDUSTRIES
The company’s year-to-date 2024 revenues by operating segment as a percentage of total company revenues are as follows: Healthcare (51%); Education (31%); and Commercial (18%). Financial results by operating industry are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended March 31, 2024.
OUTLOOK FOR 2024
Based on currently available information, the company is affirming guidance for full year 2024 revenues before reimbursable expenses in a range of $1.46 billion to $1.54 billion and adjusted EBITDA as a percentage of revenues(8) in a range of 12.8% to 13.3%. The company is increasing its guidance for full year 2024 adjusted diluted earnings per share(8) to a range of $5.60 to $6.10.

FIRST QUARTER 2024 WEBCAST
The company will host a webcast to discuss its financial results today, April 30, 2024, at 5:00 p.m. Eastern Time, 4:00 p.m. Central Time. The conference call is being webcast by Notified and can be accessed from Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
USE OF NON-GAAP FINANCIAL MEASURES(8)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA and adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global professional services firm that collaborates with clients to put possible into practice by creating sound strategies, optimizing operations, accelerating digital transformation, and empowering businesses and their people to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve. Learn more at www.huronconsultinggroup.com.
Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “goals,” “guidance,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates, and the necessary number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2023 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues and reimbursable expenses:
Revenues	$355,961	$317,895
Reimbursable expenses	7,424	8,490
Total revenues and reimbursable expenses	363,385	326,385
Operating expenses:
Direct costs (exclusive of depreciation and amortization included below)	253,303	228,383
Reimbursable expenses	7,584	8,624
Selling, general and administrative expenses	74,268	62,289
Restructuring charges	2,337	2,284
Depreciation and amortization	5,972	6,374
Total operating expenses	343,464	307,954
Operating income	19,921	18,431
Other income (expense), net:
Interest expense, net of interest income	(5,140)	(4,303)
Other income, net	2,779	1,719
Total other expense, net	(2,361)	(2,584)
Income before taxes	17,560	15,847
Income tax expense (benefit)	(446)	2,428
Net income	$18,006	$13,419
Earnings per share:
Net income per basic share	$0.99	$0.70
Net income per diluted share	$0.95	$0.68
Weighted average shares used in calculating earnings per share:
Basic	18,196	19,119
Diluted	18,943	19,699
Comprehensive income (loss):
Net income	$18,006	$13,419
Foreign currency translation adjustments, net of tax	(722)	52
Unrealized gain (loss) on investment, net of tax	(1,447)	3,873
Unrealized gain (loss) on cash flow hedging instruments, net of tax	1,073	(2,329)
Other comprehensive income (loss)	(1,096)	1,596
Comprehensive income	$16,910	$15,015

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$18,642	$12,149
Receivables from clients, net	215,141	162,566
Unbilled services, net	173,081	190,869
Income tax receivable	9,339	6,385
Prepaid expenses and other current assets	34,755	28,491
Total current assets	450,958	400,460
Property and equipment, net	24,578	23,728
Deferred income taxes, net	2,299	2,288
Long-term investments	73,467	75,414
Operating lease right-of-use assets	22,898	24,131
Other non-current assets	100,005	92,336
Intangible assets, net	25,649	18,074
Goodwill	647,100	625,711
Total assets	$1,346,954	$1,262,142
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,963	$10,074
Accrued expenses and other current liabilities	36,640	33,087
Accrued payroll and related benefits	87,675	225,921
Current maturities of long-term debt	13,750	—
Current maturities of operating lease liabilities	11,338	11,032
Deferred revenues	24,722	22,461
Total current liabilities	188,088	302,575
Non-current liabilities:
Deferred compensation and other liabilities	38,932	35,665
Long-term debt, net of current portion	558,897	324,000
Operating lease liabilities, net of current portion	36,767	38,850
Deferred income taxes, net	28,664	28,160
Total non-current liabilities	663,260	426,675
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 21,237,828 and 21,316,441 shares issued, respectively	212	212
Treasury stock, at cost, 3,061,291 and 2,852,296 shares, respectively	(159,605)	(142,136)
Additional paid-in capital	200,235	236,962
Retained earnings	433,033	415,027
Accumulated other comprehensive income	21,731	22,827
Total stockholders’ equity	495,606	532,892
Total liabilities and stockholders’ equity	$1,346,954	$1,262,142

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$18,006	$13,419
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	5,972	6,407
Non-cash lease expense	1,544	1,644
Lease-related impairment charges	849	1,870
Share-based compensation	13,949	11,562
Amortization of debt discount and issuance costs	223	191
Allowances for doubtful accounts	16	3
Deferred income taxes	602	—
Gain on sale of property and equipment, excluding transaction costs	—	1
Change in fair value of contingent consideration liabilities	516	435
Changes in operating assets and liabilities, net of acquisitions and divestiture:
(Increase) decrease in receivables from clients, net	(51,116)	827
(Increase) decrease in unbilled services, net	18,097	(31,669)
(Increase) decrease in current income tax receivable / payable, net	(3,363)	1,487
(Increase) decrease in other assets	(5,008)	(5,205)
Increase (decrease) in accounts payable and other liabilities	4,437	(1,881)
Increase (decrease) in accrued payroll and related benefits	(132,290)	(89,843)
Increase (decrease) in deferred revenues	(3,158)	(1,349)
Net cash used in operating activities	(130,724)	(92,101)
Cash flows from investing activities:
Purchases of property and equipment	(1,192)	(1,956)
Investment in life insurance policies	(806)	(1,833)
Purchases of businesses	(21,150)	38
Capitalization of internally developed software costs	(7,605)	(6,575)
Proceeds from note receivable	154	154
Net cash used in investing activities	(30,599)	(10,172)
Cash flows from financing activities:
Proceeds from exercises of stock options	1,167	627
Shares redeemed for employee tax withholdings	(20,927)	(9,529)
Share repurchases	(60,998)	(45,133)
Proceeds from bank borrowings	566,000	201,000
Repayments of bank borrowings	(316,000)	(44,000)
Payments for debt issuance costs	(1,383)	(16)
Deferred payments on business acquisition	—	(500)
Net cash provided by financing activities	167,859	102,449
Effect of exchange rate changes on cash	(43)	16
Net increase in cash and cash equivalents	6,493	192
Cash and cash equivalents at beginning of the period	12,149	11,834
Cash and cash equivalents at end of the period	$18,642	$12,026

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended March 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2024	2023
Healthcare:
Revenues	$180,742	$149,049	21.3%
Operating income	$42,694	$32,255	32.4%
Segment operating margin	23.6%	21.6%
Education:
Revenues	$111,583	$104,147	7.1%
Operating income	$21,956	$23,165	(5.2)%
Segment operating margin	19.7%	22.2%
Commercial:
Revenues	$63,636	$64,699	(1.6)%
Operating income	$14,039	$14,067	(0.2)%
Segment operating margin	22.1%	21.7%
Total Huron:
Revenues	$355,961	$317,895	12.0%
Reimbursable expenses	7,424	8,490	(12.6)%
Total revenues and reimbursable expenses	$363,385	$326,385	11.3%

Segment operating income	$78,689	$69,487	13.2%
Items not allocated at the segment level:
Other operating expenses	52,507	44,056	19.2%
Restructuring charges	2,233	2,284	(2.2)%
Depreciation and amortization	4,028	4,716	(14.6)%
Operating income	19,921	18,431	8.1%
Other expense, net	(2,361)	(2,584)	(8.6)%
Income before taxes	$17,560	$15,847	10.8%
Other Operating Data:
Number of revenue-generating professionals by segment (at period end) (1)(2):
Healthcare	2,279	1,780	28.0%
Education	1,231	1,069	15.2%
Commercial (3)	2,293	2,164	6.0%
Total	5,803	5,013	15.8%
Revenue by capability:
Consulting and Managed Services (4)(5)	$201,559	$177,194	13.8%
Digital	154,402	140,701	9.7%
Total	$355,961	$317,895	12.0%
Number of revenue-generating professionals by capability (at period end)(1):
Consulting and Managed Services (4)(6)	2,891	2,360	22.5%
Digital	2,912	2,653	9.8%
Total	5,803	5,013	15.8%
Utilization rate by capability (7):
Consulting	70.2%	76.3%
Digital	74.3%	71.0%
(1)    Consists of our full-time consultants who generate revenues based on the number of hours worked; full-time equivalents, which consists of coaches and their support staff within the culture and organizational excellence solution, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients; and our Healthcare managed services employees who provide revenue cycle billing, collections, insurance verification and change integrity services to clients.

(2)    During the first quarter of 2024, we reclassified certain revenue-generating professionals within our Digital capability from our Healthcare and Education segments to our Commercial segment as these professionals are able to provide services across all of our industries. This reclassification did not impact the total Digital capability headcount for any period. The prior period headcount has been revised for consistent presentation.
(3)    The majority of our revenue-generating professionals within our Commercial segment can provide services across all of our industries, including healthcare and education, and the related costs of these professionals are allocated to each of the segments.
(4)    During the first quarter of 2024, we reclassified one of the offerings within Education's Consulting capability to Education's Managed Services capability. Revenues generated by this offering during the quarters ended March 31, 2023, June 30, 2023, September 30, 2023, and December 31, 2023 were $2.8 million, $2.2 million, $2.4 million, and $2.7 million, respectively, and during the years ended December 31, 2022 and 2023 were $15.0 million and $10.1 million, respectively. The number of revenue-generating professionals within this offering as of December 31, 2022, March 31, 2023, June 30, 2023, September 30, 2023 and December 31, 2023 were 54, 24, 24, 24 and 23, respectively.
This reclassification did not impact the aggregate revenues or headcount reported for the Education Consulting and Managed Services capability for any period, and the prior period Education Managed Services capability revenues and headcount in the following footnotes have been revised for consistent presentation.
(5)    Managed Services capability revenues within our Healthcare segment was $17.5 million and $19.8 million for the three months ended March 31, 2024 and 2023, respectively.
Managed Services capability revenues within our Education segment was $7.4 million for both the three months ended March 31, 2024 and 2023, respectively.
(6)    The number of Managed Services revenue-generating professionals within our Healthcare segment was 1,087 and 726 as of March 31, 2024 and 2023, respectively.
The number of Managed Services revenue-generating professionals within our Education segment was 132 and 125 as of March 31, 2024 and 2023, respectively.
(7)    Utilization rate is calculated by dividing the number of hours our billable consultants worked on client assignments during a period by the total available working hours for these billable consultants during the same period. Available working hours are determined by the standard hours worked by each billable consultant, adjusted for part-time hours, and U.S. standard work weeks. Available working hours exclude local country holidays and vacation days. Utilization rates are presented for our revenue-generating professionals who primarily bill on an hourly basis. We have not presented utilization rates for our Managed Services professionals as most of the revenues generated by these employees are not billed on an hourly basis.
HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (8)
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues	$355,961	$317,895
Net income	$18,006	$13,419
Add back:
Income tax expense (benefit)	(446)	2,428
Interest expense, net of interest income	5,140	4,303
Depreciation and amortization	6,181	6,553
Earnings before interest, taxes, depreciation and amortization (EBITDA) (8)	28,881	26,703
Add back:
Restructuring charges	2,337	2,284
Other losses	1,568	435
Transaction-related expenses	1,497	—
Foreign currency transaction losses (gains), net	(465)	80
Adjusted EBITDA (8)	$33,818	$29,502
Adjusted EBITDA as a percentage of revenues (8)	9.5%	9.3%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME (8)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Net income	$18,006	$13,419
Weighted average shares - diluted	18,943	19,699
Diluted earnings per share	$0.95	$0.68
Add back:
Amortization of intangible assets	1,690	2,231
Restructuring charges	2,337	2,284
Other losses	1,568	435
Transaction-related expenses	1,497	—
Tax effect of adjustments	(1,844)	(1,312)
Total adjustments, net of tax	5,248	3,638
Adjusted net income (8)	$23,254	$17,057
Adjusted weighted average shares - diluted	18,943	19,699
Adjusted diluted earnings per share (8)	$1.23	$0.87

(8)    In evaluating the company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.